Exhibit 99.1

TEMPUR SEALY ANNOUNCES CLOSING OF $600 MILLION SENIOR NOTES OFFERING;

REDEMPTION OF 6.875% SENIOR NOTES DUE 2020

LEXINGTON, KY, MAY 24, 2016 – Tempur Sealy International, Inc. (NYSE: TPX) today announced that it completed its previously announced offering of $600 million aggregate principal amount of 5.500% senior notes due 2026 (the “Notes”), issued at par.

The Notes are general unsecured senior obligations of Tempur Sealy and are guaranteed on a senior unsecured basis by all of Tempur Sealy’s existing and future domestic restricted subsidiaries that guarantee or are borrowers under its senior secured credit facilities. The Notes will pay interest semi-annually on June 15 and December 15 of each year beginning on December 15, 2016. The notes will mature on June 15, 2026.

Tempur Sealy also announced that it has called for redemption all $375 million aggregate principal amount of its 6.875% senior notes due 2020 (the “2020 Notes”) on June 23, 2016 (the “Redemption Date”). The 2020 Notes will be redeemed at a price equal to the principal amount thereof and the applicable “make-whole” premium, plus accrued and unpaid interest through the Redemption Date.

The Company intends to use the net proceeds from the offering of the Notes to redeem the 2020 Notes and for general corporate purposes, which may include repurchases of its common stock pursuant to existing authorizations and any future authorizations approved by its Board of Directors.

Scott L. Thompson, Chairman, and Chief Executive Officer said: “We’re delighted with this long term debt transaction. It allows us to refinance our senior notes due 2020 with new ten year debt that carries a lower fixed interest rate while providing the Company greater covenant flexibility. This debt transaction is consistent with our leverage target outlined last year.”

The Notes were sold in a private offering only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act. The Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About the Company

Tempur Sealy International, Inc. (NYSE: TPX) is the world’s largest bedding provider. Tempur Sealy International develops, manufactures and markets mattresses, foundations, pillows and other products. The Company’s brand portfolio includes many highly recognized brands, including TEMPUR®, Tempur-Pedic®, Sealy®, Sealy Posturepedic® and Stearns & Foster®. World headquarters for Tempur Sealy International is in Lexington, KY.

Forward-looking Statements

This press release contains “forward-looking statements,” within the meaning of the federal securities laws, which include information concerning one or more of the Company’s plans, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words “estimates,” “expects,” “guidance,” “anticipates,” “projects,” “plans,” “proposed,” “intends,” “believes,” and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to the Company’s expectations regarding the offering and sale of the Notes and the anticipated use of the net proceeds from the offering. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

Numerous factors, many of which are beyond the Company’s control, could cause actual results to differ materially from those expressed as forward-looking statements. These risk factors include risks associated with the Company’s capital structure and increased debt level; general economic, financial and industry conditions, particularly in the retail sector, as well as consumer confidence and the availability of consumer financing; changes in product and channel mix and the impact on the Company’s gross margin; changes in interest rates; the impact of the macroeconomic environment in both the U.S. and internationally on the Company’s business segments; uncertainties arising from global events; the effects of changes in foreign exchange rates on the Company’s reported earnings; consumer acceptance of the Company’s products; industry competition; the efficiency and effectiveness of the Company’s advertising campaigns and other marketing programs; the Company’s ability to increase sales productivity within existing retail accounts and to further penetrate the Company’s retail channel, including the timing of opening or expanding within large retail accounts and the timing and success of product launches; the effects of consolidation of retailers on revenues and costs; the Company’s ability to expand brand awareness, distribution and new products; the Company’s ability to continuously improve and expand its product line, maintain efficient, timely and cost-effective production and delivery of its products, and manage its growth; the effects of strategic investments on the Company’s operations; changes in foreign tax rates and changes in tax laws generally, including the ability to utilize tax loss carry forwards; the outcome of various pending tax audits or other tax, regulatory or investigation proceedings; changing commodity costs; the effect of future legislative or regulatory changes; and disruptions to the implementation of the Company’s strategic priorities and business plan caused by abrupt changes in the Company’s senior management team and Board of Directors.

There are a number of risks, uncertainties and other important factors, many of which are beyond the Company’s control, that could cause its actual results to differ materially from those expressed as forward-looking statements in this press release, including the risk factors discussed under the heading “Risk Factors” under ITEM 1A of Part 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 There may be other factors that may cause the Company’s actual results to differ materially from the forward-looking statements. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

Investor Relations Contact:

Barry Hytinen

Executive Vice President, Chief Financial Officer

Tempur Sealy International, Inc.

800-805-3635

Investor.relations@tempursealy.com